EXHIBIT 99

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this ___day of May, 2002, by and between Emission Control Devices, Inc., a publicly-held, fully reporting corporation incorporated in Nevada ("ECD"); Cavallo Energy, Inc, a Nevada corporation ("Cavallo"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Cavallo who execute and deliver the Agreement ("Cavallo Stockholders"), based on the following:

Recitals

ECD wishes to acquire all the issued and outstanding stock of Cavallo in exchange for stock of ECD, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE OF STOCK

1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Cavallo Stockholders shall assign, transfer, and deliver to ECD, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Cavallo (the "Cavallo Shares") held by Cavallo Stockholders which shares shall represent all issued and outstanding shares of Cavallo common stock, and ECD agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 17,874,590 shares of ECD common stock, par value $0.001 per share, (the "ECD Common Stock"). Such shares of ECD Common Stock shall be issued pro rata based on the number of Cavallo Shares held and as set forth opposite the Cavallo Stockholder's respective names in Exhibit A-1. All shares of ECD Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the ECD Common Stock which may occur between the date of the execution of this Agreement and the Closing Date. Following the issuance of the 17,874,590 shares as set forth herein, the Cavallo shareholders shall hold at least an aggregate 80% controlling interest of ECD.

(a) Company Stock Plan. On the Closing Date, there shall also be authorized two million shares pursuant to a 2002 Company Stock Plan.

(b) Fairness Hearing. If practicable, a fairness hearing shall be held by a court of competent jurisdiction in order that the shares issued pursuant to this Agreement and Plan of Reorganization shall be exempt from registration.

1.02 Delivery of Certificates by Cavallo Stockholders. The transfer of Cavallo shares by the Cavallo Stockholders shall be effected by the delivery to ECD at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Cavallo Stockholders' expense.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, ECD will own all the issued and outstanding shares of Cavallo and Cavallo will be a wholly-owned subsidiary of ECD operating under the name Rocky Mountain Energy Company or such other name selected by the shareholders and management of Cavallo.

1.04 Further Assurances. At the Closing and from time to time thereafter, the Cavallo Stockholders shall execute such additional instruments and take such other action as ECD may reasonably request, without undue cost to the Cavallo Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Cavallo Shares to ECD .

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before May 31, 2002 or on another date to be agreed to in writing by the parties (the "Closing Date'). The Agreement may be closed at any time following approval by a majority of the shareholders of ECD Common Stock as set forth in Section 4.01 hereof and the Cavallo Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a) ECD Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, ECD shall deliver to Cavallo at Closing all the following:

(i) A certificate of good standing from the Department of Commerce of the State of Nevada, issued as of a date within ten days prior to the Closing Date, certifying that ECD is in good standing as a corporation in the State of Nevada;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of ECD executing this Agreement and any other document delivered pursuant hereto on behalf of ECD ;

(iii) Copies of the resolutions/consents of ECD's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of ECD as of the Closing Date;

(iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of ECD;

(v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of ECD; and

(vi) Certificates for 17,874,590 shares of ECD Common Stock in the names of the Cavallo Stockholders and in the amounts set forth in Exhibit "A-1".

In addition to the above deliveries, ECD shall take all steps and actions as Cavallo and Cavallo Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) Cavallo Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Cavallo and/or Cavallo Stockholder's shall deliver to ECD at Closing all the following:

(i) A certificate of good standing from the Secretary of State of the State of Nevada, issued as of a date within ten days prior to the Closing Date certifying that Cavallo is in good standing as a corporation in the State of Nevada;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Cavallo executing this Agreement and any other document delivered pursuant hereto on behalf of Cavallo;

(iii) Copies of resolutions/consents of the board of directors and of the stockholders of Cavallo authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Cavallo as of the Closing Date;

(iv) The certificate contemplated by Section 5.02, executed by the chief operating officer of Cavallo; and

(v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief operating officer of Cavallo.

In addition to the above deliveries, Cavallo shall take all steps and actions as ECD may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ECD

As an inducement to, and to obtain the reliance of Cavallo, ECD represents and warrants as follows:

2.01 Organization.

(a) ECD is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ECD's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. ECD has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of ECD has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the ECD shareholders and compliance with state and federal corporate and securities laws.

2.03 Capitalization. The authorized capitalization of ECD shall consist of 200,000,000 shares of common stock, $0.001 par value, as of the Closing Date, of which approximately 200,000 shares of stock shall be issued and outstanding, prior to issuance of shares as set forth in Section 1.01 of this Agreement, after taking into account any stock split. All issued and outstanding shares of ECD are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of ECD.

2.04 Financial Statements.

(a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of ECD as of December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2001, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

(b) The financial statements of ECD delivered pursuant to Section 2.04(a)have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The ECD financial statements present fairly, in all material respects, as of their respective dates, the financial position of ECD. ECD did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of ECD in accordance with generally accepted accounting principles.

(c) ECD has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. ECD has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of ECD, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which ECD may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of ECD, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of ECD, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. ECD has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on ECD, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ECD.

2.05 Outstanding Warrants and Options. At closing, ECD will have no existing warrants, options, calls or commitments outstanding.

2.06 Information. The information concerning ECD set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. ECD shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Cavallo hereunder to be updated after the date hereof up to and including the Closing Date.

2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent ECD balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of ECD or (ii) any damage, destruction, or loss to ECD (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of ECD;

(b) ECD has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ECD; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) ECD has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ECD balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ECD; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of ECD, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of ECD.

2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of ECD, threatened by or against ECD or adversely affecting ECD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ECD does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09 Compliance With Laws and Regulations. ECD has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of ECD or (ii) could not result in the occurrence of any material liability for ECD. To the best knowledge of ECD, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.10 Material Contract Defaults. ECD is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of ECD, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ECD has not taken adequate steps to prevent such a default from occurring.

2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any ten-n or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ECD is a party or to which any of its properties or operations are subject.

2.12 Subsidiary. ECD does not own, beneficially or of record, any equity securities in any other entity. ECD does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission,

2.13 ECD Schedules. ECD has delivered to Cavallo the following schedules, which are collectively referred to as the "ECD Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of ECD as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of ECD in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of ECD approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of ECD since the most recent ECD balance sheet, required to be provided pursuant to Section 2.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ECD Schedules by Sections 2.01through 2.12.

ECD shall cause the ECD Schedules and the instruments delivered to Cavallo hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated ECD Schedules, certified in the same manner as the original ECD Schedules, shall be delivered prior to and as a condition precedent to the obligation of Cavallo to close.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CAVALLO

As an inducement to, and to obtain the reliance of ECD, Cavallo represents and warrants as follows:

3.01 Organization. Cavallo is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Cavallo. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Cavallo's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement. Cavallo has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Cavallo have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Cavallo Stockholders and compliance with state and federal corporate and securities laws.

3.03 Capitalization. The authorized shares of Cavallo consist of 200,000,000 shares of common stock, par value $.001. All issued and outstanding shares of Cavallo are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to Cavallo of such status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Cavallo.

3.04 Financial Statements.

(a) Included in Schedule 3.04 are the unaudited financial statements of Cavallo through the year ending December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2001, including the notes thereto.

(b) The unaudited financial statements delivered pursuant to Section 3.04(a)have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Cavallo present fairly, as of their respective dates, the financial position of Cavallo. Cavallo did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Cavallo, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Cavallo as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options. Cavallo has no issued options, calls, or commitments of any nature relating to the authorized and unissued Cavallo Common Stock, other than the warrants to Corel which have been disclosed. Following the closing of this Agreement, Cavallo may issue any warrants or options as it deems fit.

3.06 Due Diligence. Cavallo has completed its due diligence and is satisfied with its investigation. The information concerning Cavallo set forth in this Agreement and in the schedules delivered by Cavallo pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Cavallo shall cause the information delivered by Cavallo pursuant hereto to ECD hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Cavallo balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Cavallo or (ii) any damage, destruction, or loss to Cavallo materially and adversely affecting the business, operations, properties, assets, or conditions of Cavallo.

(b) Cavallo has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Cavallo; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other dm those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Cavallo has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Cavallo balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Cavallo; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Cavallo, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Cavallo.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Cavallo balance sheet and the notes thereto, Cavallo has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the Cavallo technology, intellectual property, computer software, and assets, which are reflected in the most recent Cavallo balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Cavallo, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Cavallo as now being conducted or as contemplated.

3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Cavallo, threatened by or against Cavallo or adversely affecting Cavallo, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Cavallo does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. Cavallo is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Cavallo, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Cavallo has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which Cavallo is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. Cavallo has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, Any court or other governmental body is required in connection with the execution and delivery by Cavallo of this Agreement and the consummation by Cavallo of the transactions contemplated hereby.

3.13 Compliance With Laws and Relations. Cavallo has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Cavallo or except to the extent that noncompliance would not result in the occurrence of any material liability for Cavallo. To the best knowledge of Cavallo, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiary. Cavallo does not own, beneficially or of record, any equity securities in any other entity. Cavallo does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

3.15 Cavallo Schedules. Cavallo has delivered to ECD the following schedules, which are collectively referred to as the "Cavallo Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and ECD as of such date, all certified by the chief executive officer of Cavallo as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Cavallo and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Cavallo approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Cavallo since the most recent Cavallo balance sheet, required to be provided pursuant to Section 3.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Cavallo Schedules by Sections 3.01through 3.14.

Cavallo shall cause the Cavallo Schedules and the instruments delivered to ECD hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Cavallo Schedules, certified in the same manner as the original Cavallo Schedules, shall be delivered prior to and as a condition precedent to the obligation of ECD to close.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF Cavallo

The obligations of Cavallo under this Agreement are subject to the following conditions:

4.01 Shareholder Approval.

(a) ECD shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Cavallo through the issuance of ECD Common Stock for all of the issued and outstanding Cavallo Shares, and the change of name of ECD to any name as may be agreed to by the board of directors of Cavallo, or it may agree to retain the present name.

(b) Cavallo shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of ECD Common Stock for all of the issued and outstanding Cavallo Shares.

4.02 Accuracy of Representations. The representations and warranties made by ECD in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and ECD shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ECD prior to or at the Closing. Cavallo shall be furnished with certificates, signed by duly authorized officers of ECD and dated the Closing Date, to the foregoing effect.

4.03 Officer's Certificates. Cavallo shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of ECD to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ECD threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and ECD's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by ECD's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of ECD by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of ECD pursuant to a unanimous consent;

(b) There have been no material adverse changes in ECD up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by ECD;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by ECD have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against ECD, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of ECD, the operation of ECD, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which ECD is bound or in any way contests the existence of ECD.

4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ECD, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ECD.

4.05 Good Standings. Cavallo shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that ECD is in good standing as a corporation in the State of Nevada.

4.06 Other Items. Cavallo shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as Cavallo may reasonably request.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ECD

The obligations of ECD under this Agreement are subject to the following conditions:

5.01 Shareholder Approval.

(a) ECD shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Cavallo through the issuance of ECD Common Stock for all of the issued and outstanding Cavallo Shares, and the change of name of ECD to any name as may be agreed to by the board of directors of Cavallo, if desired. If ECD is unable to obtain shareholder approval, ECD is under no further obligation to proceed with the transactions contemplated under this Agreement.

(b) Cavallo shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of ECD Common Stock for all of the issued and outstanding Cavallo Shares.

5.02 Accuracy of Representations. The representations and warranties made by Cavallo and the Cavallo Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Cavallo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Cavallo prior to or at the Closing. ECD shall be furnished with a certificate, signed by a duly authorized officer of Cavallo and dated the Closing Date, to the foregoing effect.

5.03 Officer's Certificates. ECD shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Cavallo to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Cavallo, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Cavallo's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by Cavallo's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Cavallo by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Cavallo pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in Cavallo up to and including the date of the certificate.

(c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Cavallo have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Cavallo, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Cavallo, the operation of Cavallo, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Cavallo is bound or would in any way contest the existence of Cavallo.

5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Cavallo, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Cavallo.

5.05 Good Standing. ECD shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Cavallo is in good standing as a corporation in the State of Nevada.

5.06 Ownership Documentation. ECD shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the Cavallo products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to ECD.

5.07 Other Items. ECD shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as ECD may reasonably request.

ARTICLE VI

SPECIAL COVENANTS

6.01 Activities of ECD and Cavallo

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by ECD and Cavallo pursuant hereto or as permitted or contemplated by this Agreement, ECD and Cavallo will each:

(i) Carry on its business in substantially the same manner as it has heretofore;

(ii) Maintain in full force and effect insurance comparable 'in amount and in scope of coverage to that now maintained by it;

(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain Its relationships with its material suppliers and customers;

(v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From the date of this Agreement until the Closing Date, ECD and Cavallo will not:

(i) Make any change in its articles of incorporation or bylaws;

(ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii) Enter into any agreement for the sale of Cavallo or ECD securities without the prior approval of the other party.

(iv) Issue or cause to be issued any press announcements or news releases other than those required by law.

6.02 Access to Properties and Records. Until the Closing Date, Cavallo and ECD will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Cavallo or ECD and will furnish the other party with such additional financial and other information as to the business and properties of Cavallo or ECD as each party shall from time to time reasonably request.

6.03 Indemnification by Cavallo. Cavallo will indemnify and hold harmless ECD and Pacific Management Services, and their directors and officers, employees and agents, and each person, if any, who controls ECD or Pacific Management Services, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of this Agreement, or any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Cavallo expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of ECD and shall survive the consummation of the transactions contemplated by this Agreement. This indemnity agreement does not cover any acts of ECD, its management, employees, or agents, prior to the date of this Agreement.

6.04 Indemnification by ECD. ECD will indemnify and hold harmless Cavallo, the Cavallo Stockholders, Cavallo's directors and officers, and each person, if any, who controls Cavallo within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by ECD expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Cavallo and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.05 The Acquisition of ECD Common Stock. ECD and Cavallo understand and agree that the consummation of this Agreement including the issuance of the ECD Common Stock to Cavallo in exchange for the Cavallo Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. ECD and Cavallo agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

(i) The Cavallo Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring ECD Common Stock, and that this transaction involves certain risks.

(ii) The Cavallo Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) Cavallo Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

(iv) The Cavallo Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and- the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v) All information which the Cavallo Stockholders have provided to ECD or their representatives concerning their suitability and intent to hold shares in ECD following the transactions contemplated hereby is complete, accurate, and correct.

(vi) The Cavallo Stockholders have not offered or sold any securities of ECD or interest in this Agreement and have no present intention of dividing the ECD Common Stock or Cavallo Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii) The Cavallo Stockholders understand that the ECD Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject ECD Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Cavallo or ECD an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject ECD Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the ECD Common Stock or Cavallo Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(viii) The Cavallo Stockholders acknowledge that the shares of ECD Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, ECD is not under any obligation to register the ECD Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such ECD Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. ECD is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Cavallo Stockholders can sell, transfer, or otherwise dispose of such ECD Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, ECD' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the ECD Common Stock held by Cavallo Stockholders and the certificates representing the ECD Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix) Subject to compliance with federal and state securities laws, ECD may refuse to register further transfers or resales of the ECD Common Stock in the absence of compliance with rule 144 unless the Cavallo Stockholders furnish ECD with an opinion of counsel reasonably acceptable to ECD stating that the transfer is proper. Further, unless such opinion states that the shares of ECD Common Stock are free of any restrictions under the Securities Act, ECD may refuse to transfer the securities to any transferee who does not furnish in writing to ECD the same representations and agree to the same conditions with respect to such ECD Common Stock as set forth herein. ECD may also refuse to transfer the ECD Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(b) In connection with the transaction contemplated by this Agreement, Cavallo and ECD shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Cavallo Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Cavallo, the Cavallo Stockholders, and ECD shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as ECD or Cavallo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Cavallo Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.06 ECD Liabilities. Immediately prior to the Closing Date, ECD shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

6.07 Securities Filings. Cavallo shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and Cavallo shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within 60 days from the closing date, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.08 Sales of Securities Under Rule 144, If Applicable.

(a) ECD will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

(b) Upon being informed in writing by any person holding restricted stock of ECD as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), ECD will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to ECD's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to ECD and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, ECD will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

(d) The shareholders of ECD as of the date of this Agreement, as well as those receiving ECD Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of ECD shall resign and in their place nominees of Cavallo shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

6.10 Capitalization. For a period of twenty-four months from the Closing Date, ECD will not engage in any reverse split of its issued and outstanding Common Stock, without the prior written approval of Pacific Management Services, which approval shall not be unreasonably withheld, and which approval shall be granted on the condition that all shares issued by ECD pursuant to Section 1.01 of this Agreement, and all shares issued by ECD at the closing, or within six months prior to the closing of this Agreement, shall remain undiluted by any reverse split and subsequent share issuance within said twenty-four month period.

6.11 Investment Relations. Within 90 days of the Closing Date, ECD shall have retained or hired an investment relations ("IR") firm or IR personnel, pursuant to an IR agreement, a copy of which shall be delivered to Pacific Management Services, Inc., upon execution. Failure to retain such IR firm or personnel shall give Pacific Management Services, Inc., the right to loan to ECD, directly or indirectly, funds for the express purpose of retaining such a firm or personnel on ECD's behalf and at ECD's expense, and any sums loaned to ECD shall go immediately to retain and maintain an IR firm, and all funds loaned shall be repaid to Pacific Management Services within 90 days of the receipt of funds, plus interest at the rate of 2% per month. Default in repayment of said funds shall entitle Pacific Management Services to its reasonable costs and attorneys fees incurred in recouping and recovering said funds.

6.12 Rescission Provision. The issuance of the shares to the Cavallo shareholders pursuant to this Plan of Reorganization as set forth above shall be held in Trust by Michael L. Labertew, Attorney at Law. If, after the expiration of 30 days following the Closing Date of this Agreement and Plan of Reorganization, $300,000.00 have not been deposited with "Michael L. Labertew Attorney Client Trust Account", then the Agreement and Plan of Reorganization shall be rescinded, all shares being held in Trust by Michael L. Labertew Attorney at Law shall be returned to treasury and cancelled, and all funds being held by Michael L. Labertew Attorney Client Trust Account shall be returned less a $50,000 non-refundable penalty to be retained.

ARTICLE VII

MISCELLANEOUS

7.01 Brokers. Except as provided herein, ECD and Cavallo agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, ECD and Cavallo each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for international, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by ECD or Cavallo such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.09 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Emission Control Devices, Inc. Cavallo Energy, Inc.

a Nevada corporation a Nevada corporation

By: _________________________ By: _______________________

EXHBIT A-1

Cavallo Energy, Inc

List of Shareholders

Name of Shareholder	Number of Cavallo Shares Owned	Number of ECD Shares to be Received in Exchange

see schedule attached